Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES RECORD NET SALES

FOR FISCAL 2016 FOURTH-QUARTER AND FULL-YEAR

—Company Reports Fourth Quarter Net Sales Increased 70% to Approximately $169 Million,

GAAP Diluted EPS of $0.10, Adjusted Diluted EPS of $0.73; Provides Guidance for Fiscal 2017—

Philadelphia, PA — August 23, 2016 — Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2016 fourth quarter and full year ended June 30, 2016.  As previously announced, the company completed the acquisition of Kremers Urban Pharmaceuticals Inc. (KU) on November 25, 2015.  Accordingly, fiscal 2016 fourth-quarter and full-year financial results include the operations of KU since the acquisition date.

“Our record net sales for the fourth quarter were driven by the addition of KU’s operations and higher sales of key products,” said Arthur Bedrosian, chief executive officer of Lannett.  “Today’s announcement builds upon our recent positive momentum and caps a number of significant successes over the last six months.  These achievements include refinancing a sizable portion of debt that will result in savings of approximately $170 million in cash interest over the life of the loans, expanding and advancing our robust pipeline, receiving a number of product approvals and making solid progress on our cost reduction program.  All of which, combined with our increased size and scale resulting from our acquisition strategy, gives us great confidence in Lannett’s future.”

For the fiscal 2016 fourth quarter, total net sales increased 70% to $168.9 million from $99.3 million for the fourth quarter of fiscal 2015.  Gross profit was $79.9 million compared with $72.0 million.  Gross profit as a percentage of net sales was 47% compared with 72% in last year’s fourth quarter, primarily due to the inclusion of KU’s lower-margin business, as well as amortization of acquired intangible assets and other purchase accounting related expenses.  Research and development (R&D) expenses increased to $13.0 million from $7.0 million for the fiscal 2015 fourth quarter.  Selling, general and administrative (SG&A) expenses were $22.0 million compared with $12.3 million.  Acquisition and integration-related expenses were $4.2 million compared with $1.7 million in the prior-year fourth quarter.  In the fourth quarter of fiscal 2016, the company recorded restructuring expenses of $2.4 million related to a cost reduction plan implemented in February 2016 and an impairment charge of $8.0 million related to acquired intangible assets.  Operating income was $30.4 million compared with $51.0 million.  The company recorded an income tax benefit of $2.9 million in the fourth quarter of fiscal 2016 versus income tax expense of $17.2 million in the prior-year period.  Interest expense was $27.1 million compared with $88 thousand for the fourth quarter of fiscal 2015.  Net income attributable to Lannett was $3.6 million, or $0.10 per diluted share, compared to net income attributable to Lannett of $33.9 million, or $0.91 per diluted share, for the fiscal 2015 fourth quarter.

For the fiscal 2016 fourth quarter reported on a Non-GAAP basis, adjusted total net sales increased to $168.9 million from $99.3 million for the fourth quarter of fiscal 2015.  Adjusted gross profit was $91.9 million, or 54% of adjusted total net sales, compared with $72.2 million, or 73% of adjusted total net sales, for the fiscal 2015 fourth quarter.  Adjusted R&D expenses increased to $13.1 million from $7.0 million.  Adjusted SG&A expenses were $17.8 million compared with $12.3 million.  Adjusted operating income increased to $61.0 million from $52.9 million for the prior-year fourth quarter.  Adjusted net income attributable to Lannett was $27.5 million, or $0.73 per diluted share, compared with $35.2 million, or $0.94 per diluted share, for the fiscal 2015 fourth quarter.

For the 2016 fiscal year, total net sales were $542.5 million compared with $406.8 million for fiscal 2015.  Fiscal 2016 total net sales were reduced by a previously announced, pre-tax, non-recurring settlement agreement of $23.6 million, which was recorded as a reduction to net sales during the fiscal 2016 third quarter.  Gross profit was $286.5 million compared with $306.4 million.  Gross profit as a percentage of net sales was 53% compared with 75% for fiscal 2015, primarily due to the inclusion of KU’s lower-margin business, as well as amortization of acquired intangible assets and other purchase accounting related expenses.  R&D expenses increased to $45.1 million from $30.3 million for fiscal 2015.  SG&A expenses were $68.3 million compared with $45.2 million.  Acquisition and integration-related expenses were $27.2 million compared with $4.3 million in the prior year.  Fiscal 2016 included restructuring expenses of $7.2 million and the impairment charge of $8.0 million.  Operating income was $130.8 million compared with $226.5 million.  Interest expense was $65.9 million compared with $207 thousand for fiscal 2015.  Net income attributable to Lannett was $44.8 million, or $1.20 per diluted share, compared with $149.9 million, or $4.04 per diluted share, for fiscal 2015.

For the fiscal 2016 full year reported on a Non-GAAP basis, adjusted total net sales increased to $566.1 million from $406.8 million for fiscal 2015.  Adjusted gross profit was $348.1 million, or 61% of adjusted total net sales, compared with $306.6 million, or 75% of adjusted total net sales, for fiscal 2015.  Adjusted R&D expenses increased to $45.1 million from $30.3 million.  Adjusted SG&A expenses were $59.0 million compared with $45.2 million.  Adjusted operating income increased to $244.0 million from $231.1 million for the prior year.  Adjusted net income attributable to Lannett was $127.8 million, or $3.42 per diluted share, compared with $153.0 million, or $4.12 per diluted share, for fiscal 2015.

Guidance for Fiscal 2017

Based on its current outlook the company provided financial guidance for the 2017 fiscal year as follows:

	GAAP	Adjusted
Net sales	$690 million to $700 million	$690 million to $700 million
Gross margin %	50% to 51%	55% to 56%
R&D expense	$49 million to $51 million	$49 million to $51 million
SG&A expense	$68 million to $70 million	$67 million to $69 million
Acquisition related, integration and restructuring expense	$10 million to $11 million	$0
Interest expense	$93 million to $94 million	$71 million to $72 million
Effective tax rate	Approximately 34%	Approximately 34%
Capital expenditures	$55 million to $65 million	$55 million to $65 million

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for the fiscal 2016 fourth quarter and full year ended June 30, 2016.  The conference call will be available to interested parties by dialing 888-771-4371 from the U.S. or Canada, or 847-585-4405 from international locations, passcode 43115576.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, including Adjusted net income attributable to the Company, and its components, as well as Adjusted earnings per diluted share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).  Management uses these measures internally for evaluating its operating performance.  The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business.  Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods.  Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.  Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Adjusted net income and Adjusted earnings per diluted share exclude, among others, the effects of (1) the amortization of purchased intangibles, (2) acquisition and integration-related expenses and other purchase accounting entries, (3) non-cash interest expense, as well as (4) certain other items considered unusual or non-recurring in nature.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications — see financial schedule below for net sales by medical indication.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, realizing the expected benefits of optimizing operations, enhancing efficiencies, significantly reducing costs, expanding the pipeline, commercializing product approvals or refinancing the debt including the cash interest cost savings, and achieving the financial metrics stated in the company’s guidance for fiscal 2017, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	June 30, 2016	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$224,769	$200,340
Investment securities	14,094	13,467
Accounts receivable, net	211,722	91,103
Inventories	114,904	46,191
Deferred tax assets	40,892	16,270
Other current assets	6,434	3,175
Total current assets	612,815	370,546
Property, plant and equipment, net	216,638	94,556
Intangible assets, net	575,503	29,090
Goodwill	333,611	141
Deferred tax assets	11,556	12,495
Other assets	13,895	1,938
TOTAL ASSETS	$1,764,018	$508,766

LIABILITIES
Current liabilities:
Accounts payable	$34,720	$19,195
Accrued expenses	9,247	4,928
Accrued payroll and payroll-related expenses	10,572	10,397
Rebates payable	21,894	7,553
Royalties payable	5,127	—
Restructuring liability	4,130	—
Settlement liability	7,000	—
Income taxes payable	743	1,340
Acquisition-related contingent consideration	35,000	—
Short-term borrowings and current portion of long-term debt	178,236	135
Total current liabilities	306,669	43,548
Long-term debt, net	883,612	874
Settlement liability	12,526	—
Other liabilities	6,754	578
TOTAL LIABILITIES	1,209,561	45,000
Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 37,150,165 and 36,783,381 shares issued; 36,604,202 and 36,264,585 shares outstanding at June 30, 2016 and 2015, respectively)	37	37
Additional paid-in capital	283,301	236,178
Retained earnings	278,355	233,573
Accumulated other comprehensive loss	(295)	(295)
Treasury stock (545,963 and 518,796 shares at June 30, 2016 and 2015, respectively)	(7,349)	(6,080)
Total Lannett Company, Inc. stockholders’ equity	554,049	463,413
Noncontrolling interest	408	353
Total stockholders’ equity	554,457	463,766
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,764,018	$508,766

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended		Twelve months ended
	June 30,		June 30,
	2016	2015	2016	2015

Net sales	$168,887	$99,276	$566,091	$406,837
Settlement agreement	—	$—	(23,598)	$—
Total net sales	168,887	99,276	542,493	406,837
Cost of sales	81,407	27,250	237,371	100,344
Amortization of intangibles	7,550	76	18,629	137
Gross profit	79,930	71,950	286,493	306,356
Operating expenses:
Research and development expenses	12,962	6,984	45,054	30,342
Selling, general, and administrative expenses	21,966	12,283	68,325	45,206
Acquisition and integration-related expenses	4,190	1,665	27,190	4,321
Restructuring expenses	2,417	—	7,166	—
Intangible assets impairment charge	8,000	—	8,000	—
Total operating expenses	49,535	20,932	155,735	79,869
Operating income	30,395	51,018	130,758	226,487
Other income (loss):
Loss on extinguishment of debt	(3,009)	—	(3,009)	—
Investment income	299	235	368	1,130
Interest expense	(27,117)	(88)	(65,937)	(207)
Other	75	18	(1)	12
Total other income (loss)	(29,752)	165	(68,579)	935
Income before income taxes	643	51,183	62,179	227,422
Income tax expense (benefit)	(2,948)	17,222	17,322	77,430
Net income	3,591	33,961	44,857	149,992
Less: Net income attributable to noncontrolling interest	20	18	75	73
Net income attributable to Lannett Company, Inc.	$3,571	$33,943	$44,782	$149,919

Earnings per common share attributable to Lannett Company, Inc.
Basic	$0.10	$0.94	$1.23	$4.18
Diluted	$0.10	$0.91	$1.20	$4.04

Weighted average common shares outstanding:
Basic	36,578,020	36,164,719	36,442,782	35,827,167
Diluted	37,394,787	37,321,633	37,389,445	37,127,117

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended				Three months ended
	June 30,				June 30,
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	2016	2016		2016	2015	2015		2015

Net sales	$168,887	$—		$168,887	$99,276	$—		$99,276
Settlement agreement	—	—		—	—	—		—
Total net sales	168,887	—		168,887	99,276	—		99,276
Cost of sales	81,407	(4,445)	(a)	76,962	27,250	(140)	(a)	27,110
Amortization of intangibles	7,550	(7,550)	(b)	—	76	(76)	(b)	—
Gross profit	79,930	11,995		91,925	71,950	216		72,166
Operating expenses:
Research and development expenses	12,962	108	(a)	13,070	6,984	—		6,984
Selling, general, and administrative expenses	21,966	(4,159)	(c)	17,807	12,283	—		12,283
Acquisition and integration-related expenses	4,190	(4,190)	(d)	—	1,665	(1,665)	(d)	—
Restructuring expenses	2,417	(2,417)	(e)	—	—	—		—
Intangible assets impairment charge	8,000	(8,000)	(f)	—	—	—		—
Total operating expenses	49,535	(18,658)		30,877	20,932	(1,665)		19,267
Operating income	30,395	30,653		61,048	51,018	1,881		52,899
Other income (loss):	(29,752)	8,350	(g)	(21,402)	165	—		165
Income before income taxes	643	39,003		39,646	51,183	1,881		53,064
Income tax expense (benefit)	(2,948)	15,105	(h)	12,157	17,222	637	(h)	17,859
Net income	3,591	23,898		27,489	33,961	1,244		35,205
Less: Net income attributable to noncontrolling interest	20	—		20	18	—		18
Net income attributable to Lannett Company, Inc.	$3,571	$23,898		$27,469	$33,943	$1,244		$35,187

Earnings per common share attributable to Lannett Company, Inc.
Basic	$0.10			$0.75	$0.94			$0.97
Diluted	$0.10			$0.73	$0.91			$0.94

Weighted average common shares outstanding:
Basic	36,578,020			36,578,020	36,164,719			36,164,719
Diluted	37,394,787			37,394,787	37,321,633			37,321,633

(a) To exclude amortization of a fair value step-up in inventory and depreciation of a fair value step-up in property, plant and equipment related to the acquisitions of Kremers Urban Pharmaceuticals, Inc. and Silarx Pharmaceuticals, Inc.

(b) To exclude amortization of purchased intangible assets primarily related to the acquisitions of Kremers Urban Pharmaceuticals, Inc. and Silarx Pharmaceuticals, Inc.

(c) To exclude fees related to the refinancing of the 12.0% Senior Notes, separation expenses associated with a former executive officer and amortization of purchased intangibles related to the acquisition of Kremers Urban Pharmaceuticals, Inc.

(d) To exclude acquisition and integration-related expenses primarily related to the acquisition of Kremers Urban Pharmaceuticals Inc.

(e) To exclude expenses associated with the 2016 Restructuring Plan

(f) To exclude an impairment charge related to certain intangible assets acquired as part of the Kremers Urban Pharmaceuticals Inc. acquisition

(g) To exclude non-cash interest expense primarily associated with debt issuance costs and a loss from extinguishment of debt

(h) The tax effect of the pre-tax adjustments included above at applicable tax rates

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except share and per share data)

	Twelve months ended				Twelve months ended
	June 30,				June 30,
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	2016	2016		2016	2015	2015		2015

Net sales	$566,091	$—		$566,091	$406,837	$—		$406,837
Settlement agreement	(23,598)	23,598	(a)	—	—	—		—
Total net sales	542,493	23,598		566,091	406,837	—		406,837
Cost of sales	237,371	(19,349)	(b)	218,022	100,344	(140)	(b)	100,204
Amortization of intangibles	18,629	(18,629)	(c)	—	137	(137)	(c)	—
Gross profit	286,493	61,576		348,069	306,356	277		306,633
Operating expenses:
Research and development expenses	45,054	18	(b)	45,072	30,342	—		30,342
Selling, general, and administrative expenses	68,325	(9,278)	(d)	59,047	45,206	—		45,206
Acquisition and integration-related expenses	27,190	(27,190)	(e)	—	4,321	(4,321)	(e)	—
Restructuring expenses	7,166	(7,166)	(f)	—	—	—		—
Intangible assets impairment charge	8,000	(8,000)	(g)	—	—	—		—
Total operating expenses	155,735	(51,616)		104,119	79,869	(4,321)		75,548
Operating income	130,758	113,192		243,950	226,487	4,598		231,085
Other income (loss):	(68,579)	16,016	(h)	(52,563)	935	—		935
Income before income taxes	62,179	129,208		191,387	227,422	4,598		232,020
Income tax expense	17,322	46,145	(i)	63,467	77,430	1,565	(i)	78,995
Net income	44,857	83,063		127,920	149,992	3,033		153,025
Less: Net income attributable to noncontrolling interest	75	—		75	73	—		73
Net income attributable to Lannett Company, Inc.	$44,782	$83,063		$127,845	$149,919	$3,033		$152,952

Earnings per common share attributable to Lannett Company, Inc.
Basic	$1.23			$3.51	$4.18			$4.27
Diluted	$1.20			$3.42	$4.04			$4.12

Weighted average common shares outstanding:
Basic	36,442,782			36,442,782	35,827,167			35,827,167
Diluted	37,389,445			37,389,445	37,127,117			37,127,117

(a) To exclude expense related to a settlement agreement with a former customer

(b) To exclude amortization of a fair value step-up in inventory related to the acquisitions of Kremers Urban Pharmaceutical, Inc. and Silarx Pharmaceuticals, Inc. as well as depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc.

(c) To exclude amortization of purchased intangible assets primarily related to the acquisitions of Kremers Urban Pharmaceuticals, Inc. and Silarx Pharmaceuticals, Inc.

(d) To exclude separation expenses associated with former executive officers, fees related to the refinancing of the 12.0% Senior Notes as well as amortization of purchased intangibles related to the acquisition of Kremers Urban Pharmaceuticals, Inc.

(e) To exclude acquisition and integration-related expenses primarily related to the acquisition of Kremers Urban Pharmaceuticals Inc.

(f) To exclude expenses associated with the 2016 Restructuring Plan

(g) To exclude an impairment charge related to certain intangible assets acquired as part of the Kremers Urban Pharmaceuticals Inc. acquisition

(h) To exclude non-cash interest expense primarily associated with debt issuance costs and a loss from extinguishment of debt

(i) The tax effect of the pre-tax adjustments included above at applicable tax rates

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

	Fiscal Year 2017 Guidance
				Non-GAAP
	GAAP	Adjustments		Adjusted

Net sales	$690 - $700	—		$690 - $700
Gross margin percentage	50% - 51%	5%	(a)	55% to 56%
R&D expense	$49 - $51	—		$49 - $51
SG&A expense	$68 - $70	($1)	(b)	$67 - $69
Integration and Restructuring expense	$10 - $11	($10 - $11)	(c)	—
Interest expense	$93 - $94	($22)	(d)	$71 - $72
Effective tax rate	approx. 34%	—		approx. 34%
Capital expenditures	$55 - $65	—		$55 - $65

(a) The adjustment primarily reflects amortization of purchased intangible assets, amortization of a fair value step-up in inventory and depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc.

(b) The adjustment reflects amortization of purchased intangible assets related to the acquisition of Kremers Urban Pharmaceuticals, Inc.

(c) The adjustment reflects expenses related to the 2016 Restructuring Plan as well as integration-related expenses associated with the acquisition of Kremers Urban Pharmaceuticals, Inc.

(d) The adjustment reflects non-cash interest expense primarily associated with debt issuance costs

LANNETT COMPANY, INC.

SALES BY MEDICAL INDICATION

	Three months ended		Twelve months ended
	June 30,		June 30,
(in thousands)	2016	2015	2016	2015
Medical Indication
Antibiotic	$5,842	$2,952	$14,558	$12,306
Cardiovascular	15,482	9,437	53,541	55,166
Central Nervous System	15,940	—	36,291	—
Gallstone	13,959	16,293	67,348	65,262
Gastrointestinal	22,268	—	52,699	—
Glaucoma	5,965	5,225	25,336	21,145
Gout	97	90	303	6,833
Migraine	5,438	6,274	21,776	25,729
Muscle Relaxant	1,157	2,402	5,403	8,779
Obesity	956	1,052	3,809	4,004
Pain Management	6,418	8,953	29,804	27,461
Respiratory	3,279	—	9,982	—
Thyroid Deficiency	45,868	38,859	162,411	153,460
Urinary	7,250	212	17,398	212
Other	9,307	7,527	43,389	26,480
Contract Manufacturing	9,661	—	22,043	—
Net Sales	168,887	99,276	566,091	406,837
Settlement Agreement	—	—	(23,598)	—
Total Net Sales	$168,887	$99,276	$542,493	$406,837